UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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☐	Soliciting Material pursuant to § 240.14a-12

RLJ Entertainment, Inc.
(Name of Registrant as Specified in Its Charter)

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RLJ ENTERTAINMENT, INC.

8515 Georgia Avenue, Suite 650
Silver Spring, Maryland 20910

Dear Fellow Stockholders:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of RLJ Entertainment, Inc. (or the Company) on Tuesday, August 5, 2014 at 11:00 a.m. local time at the Hyatt Regency Bethesda, located at One Bethesda Metro Center (or 7400 Wisconsin Avenue), Bethesda, Maryland 20814.

Our Board of Directors recommends that stockholders vote FOR the following three proposals that will be considered and voted on during the Annual Meeting:

1.	Elect three Class I directors nominated by the Board of Directors, each for a three-year term;
2.	Vote on an advisory basis upon the compensation of the named executive officers as disclosed in the accompanying proxy statement; and
3.	Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

Please read the accompanying proxy statement and other documents delivered to you carefully for information about the matters you are being asked to consider and vote upon.  Your vote is important.  Whether or not you attend the Annual Meeting in person, the Board urges you to promptly vote your proxy as soon as possible by mail using the enclosed postage-paid reply envelope.  If you decide to attend the meeting and vote in person, you will, of course, have that opportunity.

Thank you for your continued support.

Sincerely,

Robert L. Johnson	Miguel Penella
Chairman of the Board	Chief Executive Officer

RLJ ENTERTAINMENT, INC.

8515 Georgia Avenue, Suite 650
Silver Spring, Maryland 20910

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 5, 2014

To our Stockholders:

On behalf of the Board of Directors, you are cordially invited to attend the 2014 Annual Meeting of Stockholders, which will be held at the Hyatt Regency Bethesda, located at One Bethesda Metro Center (or 7400 Wisconsin Avenue), Bethesda, Maryland 20814 at 11:00 a.m. local time on Tuesday, August 5, 2014, for the following purposes:

1.	Elect three Class I directors nominated by the Board of Directors, each for a three-year term;
2.	Vote on an advisory basis on the compensation of the named executive officers as disclosed in the accompanying proxy statement;
3.	Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014; and
4.	To discuss and resolve any other matters that properly come before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.  Please carefully read the accompanying proxy statement and other documents delivered with the proxy statement.

The Board of Directors recommends stockholders vote “FOR” Proposals 1, 2 and 3, as set forth in the accompanying proxy statement.

Stockholders of record of our Common Stock at the close of business on June 16, 2014 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

We have enclosed a proxy statement, our 2013 Annual Report, a form of proxy and a postage-paid reply envelope.

Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By order of the Board of Directors,

Miguel Penella
Chief Executive Officer

June 17, 2014

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on August 5, 2014

The Company’s proxy statement and the 2013 Annual Report are available on the Investors webpages at www.rljentertainment.com or http://phx.corporate-ir.net/phoenix.zhtml?c=109706&p=irol-reports.

IMPORTANT
Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your proxy at your earliest convenience by mail using the enclosed postage-paid reply envelope.  This will help ensure the presence of a quorum at the Annual Meeting and will save us the expense of additional solicitation.  Sending in your proxy will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so.  Your proxy is revocable at your option in the manner described in the accompanying proxy statement.

Item	Page

Questions and Answers About these Proxy Materials and the Annual Meeting	3
Special Note Regarding Forward-Looking Statements	6
Proposal 1: Election of Directors	7
Board of Directors and Corporate Governance	10
Security Ownership of Certain Beneficial Owners and Management	13
Executive Officers	16
Certain Relationships and Transactions with Related Persons	16
Executive Compensation	18
Compensation Discussion and Analysis	18
Compensation Committee Report	20
Summary Compensation Table for Fiscal Year 2013	21
Employment Agreements	22
Outstanding Equity Awards at Fiscal Year End 2013	24
Director Compensation	24
Director Compensation Table for Fiscal Year 2013	24
Equity Compensation Plan Information	25
Audit Committee Report	25
Principal Accountant	26
Proposal 2: Vote on an advisory basis on the compensation of the named executive officers	27
Proposal 3: Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014	27
Stockholder Proposals for the 2015 Annual Meeting	28
Householding of Proxies	28
Other Matters	28

Appendix A – Revised Audit Committee Charter
Appendix B – Revised Compensation Committee Charter
Appendix C – Revised Nominating & Governance Committee Charter

RLJ ENTERTAINMENT, INC.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland 20910
(301) 608-2115

Proxy Statement
For the 2014 Annual Meeting of Stockholders
To Be Held On Tuesday, August 5, 2014

Our Board of Directors (or our Board) is soliciting proxies to be voted at the Annual Meeting of Stockholders on Tuesday, August 5, 2014 at 11:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.  Directions to the Hyatt Regency Bethesda (where you will be able to attend the Annual Meeting and vote in person) can be found at http://www.bethesda.hyatt.com/en/hotel/our-hotel/map-and-directions.html?icamp=propMapDirections.

The notice, this proxy statement and the form of proxy enclosed are first being sent to stockholders on or about June 19, 2014.  As used in this proxy statement, the terms “RLJE,” “Company,” “we,” “us” and “our” refer to RLJ Entertainment, Inc., and the term “Business Combination” refers to the business combination of RLJE, Image Entertainment, Inc. (or Image) and Acorn Media Group, Inc. (or Acorn) completed on October 3, 2012.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

Our Board is providing these proxy materials to you in connection with the 2014 Annual Meeting of Stockholders of the Company, to be held on August 5, 2014.  As a stockholder of record of our Common Stock on June 16, 2014, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Who is soliciting my vote pursuant to this proxy statement?

Our Board is soliciting your vote at the Annual Meeting.  In addition, certain of our officers and employees may solicit, or be deemed to be soliciting, your vote.

Who is entitled to vote?

Only stockholders of record of our Common Stock at the close of business on June 16, 2014 are entitled to vote at the Annual Meeting.  If your shares of Common Stock are registered in your name on the records of the Company maintained by the Company's transfer agent, Continental, these proxy materials are being sent to you directly.  If your shares are held in “street name,” meaning that they are registered in the name of a broker, nominee, fiduciary or other custodian, then generally only that broker, nominee, fiduciary or other custodian may execute a proxy and vote your shares.  If you hold shares in “street name,” these proxy materials are being sent to you by the broker, nominee, fiduciary or other custodian through which you hold your shares.

How many shares are eligible to be voted?

Common Stock.   As of the record date of June 16, 2014, we had 13,282,725 shares of Common Stock outstanding.  Each outstanding share of our Common Stock entitles its holder to one vote on each matter to be voted on at the Annual Meeting.

What am I voting on?

You are voting on the following matters:

To elect three Class I directors nominated by the Board of Directors, for a three-year term;

To vote on an advisory basis upon the compensation of the named executive officers as disclosed in this proxy statement;

RLJ Entertainment, Inc.

To vote to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014; and

Any other matters that properly come before the meeting.

The Board of Directors does not currently know of any other matters that may be brought before the meeting for a vote.  However, if any other matters are properly presented for action, it is the intention of the persons named on the proxy card to vote on them according to their best judgment.

How does our Board recommend that I vote?

For the reasons set forth in more detail later in this proxy statement, our Board recommends that you vote:

“FOR” the three Class I directors nominated by the Board of Directors (Proposal 1);

“FOR” approval of the compensation of the named executive officers (Proposal 2); and

“FOR” ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 3).

How may I cast my vote?

Stockholder of Record.   If you are the stockholder of record, you may vote by one of the following methods:

in person at the Annual Meeting;

by mail;

by using the Internet; or

by telephone.

Whichever method you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions.  If you sign, date and return your proxy card without giving specific voting instructions, the proxies will vote your shares for Proposals 1, 2 and 3.  The proxies will vote in their discretion with respect to any other matter properly presented for a vote at the Annual Meeting or any adjournment or postponement thereof.

Beneficial Owners of Shares Held in "Street Name."   If you are a beneficial owner of shares held in "street name" and do not provide the broker, nominee, fiduciary or other custodian through which you hold your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters.  Of the proposals set forth in this proxy statement, only the ratification of the appointment of KPMG LLP is considered to be a routine matter.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our inspector of election that it does not have the authority to vote on this matter with respect to your shares.  This is generally referred to as a "broker non-vote."  When our inspector of election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present but will not otherwise be counted.  Your broker or nominee will usually provide you with the appropriate instruction form at the time you receive this proxy statement.  We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions in the voting instruction form.

What do I need to bring with me if I attend the Annual Meeting?

If you plan on attending the Annual Meeting, please remember to bring with you photo identification, such as a driver's license.  In addition, if you hold shares in "street name" you should bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on June 16, 2014, the record date for voting.  Finally, if you hold shares in "street name," in order to vote at the Annual Meeting, you will also need a valid “legal proxy” issued in your name, which you can obtain by contacting your account representative at the broker, nominee, fiduciary or other custodian through which you hold your shares.

RLJ Entertainment, Inc.

How may I cast my vote by mail?

To vote by mail, you may complete the enclosed proxy card and then sign, date and return it in the postage-paid reply envelope provided.  Submitting a proxy now will not limit your right to vote at the Annual Meeting if you decide to attend in person.

If your shares are held in "street name," meaning that they are registered in the name of a broker, nominee, fiduciary or other custodian, then generally only that broker, nominee, fiduciary or other custodian may execute a proxy and vote your shares.  Your broker, nominee, fiduciary or other custodian should provide you with a voting instruction form for your use to provide them with instructions as to how to vote your shares at the Annual Meeting.  If your shares are held of record in "street name" by a broker, nominee, fiduciary or other custodian and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a "legal proxy" issued in your name.

Stockholders that receive more than one proxy card or voting instruction form have shares registered in different forms or in more than one account.  Stockholders that receive more than one proxy card are requested to please sign, date and return all proxy cards and provide instructions for all voting instruction forms received to ensure that all of their shares are voted.

Shares represented by a properly executed proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions.  Properly executed proxies that do not contain voting instructions with regard to a proposal will be voted "FOR" any such proposal.

How may I cast my vote over the Internet or by telephone?

If you are a stockholder of record, in addition to voting in person or by completing and mailing the proxy card, you may vote by using the Internet or by telephone. If you wish to vote via the Internet, access the website set forth on your proxy card and follow the instructions given. You will need your proxy card in hand when you access the website. Or, you can vote via telephone by calling the telephone number set forth on your proxy card. You will need your proxy card in hand when you call that number. You may vote via the Internet or telephone up until 11:59 p.m. Eastern Time the day before the Annual Meeting.

If you hold your shares in "street name," the broker, nominee, fiduciary or other custodian through which you hold your shares will instruct you as to how your shares may be voted by proxy.

How may I revoke or change my vote?

If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

submitting to our Secretary a new proxy card, dated later than the prior proxy card;

delivering written notice to our Secretary at 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910 stating that you are revoking your proxy; or

attending the Annual Meeting and voting your shares in person.

Please note that attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy.

What are the voting requirements?

Quorum Requirement.   Nevada law and our bylaws require that a quorum exist for the transaction of business at a stockholder meeting.  A quorum for the actions to be taken at the Annual Meeting will consist of a majority of the voting power of the outstanding shares of stock that are entitled to vote at the Annual Meeting.  Therefore, at the Annual Meeting, the presence, in person or by proxy, of the holders of shares of Common Stock representing at least 6,641,362 votes will be required to establish a quorum.  Proxies marked as abstaining, and any proxies returned by brokers as "broker non-votes" on behalf of shares held in "street name" because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present and entitled to vote, and will count towards the establishment of a quorum.

Required Votes.   Each outstanding share of our Common Stock is entitled to one vote on each proposal at the Annual Meeting.  Approval of the proposals requires the following affirmative vote:

RLJ Entertainment, Inc.

Approval required for Proposal 1 (Election of Directors):  the candidates for director receiving the highest number of affirmative votes will be elected.  In an election of directors by plurality vote, abstentions have no effect, since approval by a percentage of the shares present or outstanding is not required.  "Broker non-votes" will also have no effect on this proposal.

Approvals required for all other proposals:  each of the remaining proposals requires the affirmative vote of a majority of the voting power represented by stockholders present, in person or by proxy, at the Annual Meeting.  Abstentions will have the same effect as a vote against these proposals.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is adjourned to another time or place, notice is not required to be provided to the stockholders of the adjourned meeting if the time, place and means of any remote communications by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken and no new record date is fixed for the adjourned meeting after the adjournment.  If we adjourn the Annual Meeting to a later date, we will conduct the same business at the later meeting and, unless we set a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.  Unless we set a new record date for an adjourned meeting and you are no longer a stockholder on the new record date, your proxy will still be effective and may be voted at the adjourned meeting.  In that case, you will still be able to change or revoke your proxy until it is voted.

Who is paying for the costs of this proxy solicitation?

The Company will bear the cost of this solicitation of proxies.  In addition to mailing these proxy materials, our directors, officers and employees may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile, or electronic communication.  We will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation.

Who are the proxies?

The Board of Directors of the Company has appointed Miguel Penella, H. Van Sinclair and Lisa Wardell to serve as proxies at the Annual Meeting.  When you fill out your proxy card and return it, or if you vote electronically, you will be giving the proxies your instruction on how to vote your shares at the Annual Meeting.

Who will count the votes?

Continental, our transfer agent, will receive and tabulate the proxy cards, ballots and voting instruction forms.

Whom should I call if I have questions regarding the Annual Meeting?

If you have questions regarding the Annual Meeting, please contact Dawn Martens (Corporate Secretary) at (301) 608-2115.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995.  Other than statements of historical fact, all statements made in this proxy statement are forward-looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future results and condition.  In some cases, forward-looking statements may be identified by words such as “will,” “should,” “could,” “may,” “might,” “expect,” “plan,” “possible,” “potential,” “predict,” “anticipate,” “believe,” “estimate,” “continue,” “future,” “intend,” “project” or similar words.

Unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any such forward-looking statements that may reflect events or circumstances occurring after the date of this proxy statement. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  For a discussion of such factors, please see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

RLJ Entertainment, Inc.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide for a Board consisting of a minimum of three and a maximum of nine directors, with the current number set by the Board at nine.  The following are the nominees for election as Class I directors proposed by the current Board to be elected at the 2014 Annual Meeting for a three-year term:

Class	Member(s)	Length of Term if Elected at 2014 Annual Meeting	Term Expires

I	Lisa Wardell Andor (Andy) M. Laszlo Scott Royster	3-year term	2017 Annual Meeting

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named in the table above.  Each nominee has consented to serve as a director of the Company if elected, and management has no reason to believe the nominees will be unable to serve as directors.  In the event that a nominee becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES.

Information including principal occupation and other business affiliations, age, positions and offices held with us, and the year each current director was first elected is shown in the table below.  For information regarding each nominee's security ownership, see “Security Ownership of Certain Beneficial Owners and Management” below.

Name	Director Since	Age	Principal Occupation and Business Experience During Past Five Years and Other Directorships

Robert L. Johnson	2012	68
Mr. Johnson was appointed as the Company’s chairman in October 2012. From November 2010 to October 2012, Mr. Johnson served as the chairman of the board of RLJ Acquisition, Inc., a special purpose acquisition company that created the Company. Mr. Johnson founded The RLJ Companies, an innovative business network that owns or holds interests in a diverse portfolio of companies in businesses operating in hotel real estate investment; private equity; financial services; asset management; automobile dealerships; sports and entertainment; and video lottery terminal (or VLT) gaming, and has served as its chairman since February 2003. Prior to forming The RLJ Companies, Mr. Johnson was founder and chief executive officer of Black Entertainment Television (or BET), which was acquired by Viacom Inc. in 2001. He continued to serve as chief executive officer of BET until February 2006. In July 2007, Mr. Johnson was named by USA Today as one of the “25 most influential business leaders of the past 25 years.” Mr. Johnson currently serves on the boards of directors of RLJ Lodging Trust, KB Home, Lowe’s Companies, Inc., Rollover Systems, Inc., and Strayer Education, Inc. He previously served as a director of Hilton Hotels Corporation, US Airways Group, Inc., General Mills, Inc. and IMG Worldwide, Inc, and a member of the board of trustees at The Johns Hopkins University. We believe that Mr. Johnson’s professional background, his prior executive leadership positions at various companies, and current and past board positions, make him well qualified as a Chairman of the Company’s board of directors.

Miguel Penella	2012	45
Mr. Penella was appointed as the Company’s Chief Executive Officer on January 18, 2013.  From October 2012 until January 18, 2013, Mr. Penella served as Chief Operating Officer. Mr. Penella has served as a director of the Company since October 2012. From April 2007 to October 2012, Mr. Penella served as chief executive officer of Acorn Media Group, Inc., which was acquired by the Company in October 2012, where he oversaw operations and was the driving force behind the worldwide expansion of both the Acorn and Acacia brands. From 2004 to April of 2007, Mr. Penella was president of Acorn’s direct-to-consumer operations offering DVDs and other high quality products through catalogs and online marketing vehicles. Under his leadership, Acorn distributed more than 17 million catalogs in 2006, an increase of 80 percent in just two years. Mr. Penella came to Acorn from Time-Life where he rose in the ranks from circulation director of the catalog department to director of catalogs for the music division and then to vice president of customer marketing in 2001. Previously, he worked in catalog management for the National Direct Marketing Corporation and the National Wildlife Federation. We believe that Mr. Penella’s professional background, his position in the Company and his prior senior leadership positions at various companies make him well qualified as a member of the Company’s board of directors.

RLJ Entertainment, Inc.

Name	Director Since	Age	Principal Occupation and Business Experience During Past Five Years and Other Directorships

Peter Edwards	2012	61
Mr. Edwards was appointed as the Company’s non-executive vice chairman in October 2012. Prior to October 2012, Mr. Edwards served as founder and chairman of Acorn Media Group, Inc., since its inception in 1984. Mr. Edwards has a broad background in communications. Before founding Acorn, his work in emerging communications technologies included consulting for cable companies such as Cablevision and Viacom during the major-city cable television franchising competitions of the 1980s. He also served as a consultant to the City of Reading, Pennsylvania, home of the world’s oldest two-way cable system. Also active in video production, he worked for the Washington bureau of NBC News and independently on a range of documentaries and music videos. We believe that Mr. Edwards professional background, including his vast experience in communications and video productions, make him well qualified as the Vice Chairman of the Company’s board of directors.

H. Van Sinclair	2012	61
Mr. Sinclair has served as a member of the Company’s board of directors since April 2012 and was the Chief Executive Officer and President of RLJ Acquisition, Inc. from April 2012 until immediately prior to the consummation of the Business Combination in October 2012.  Mr. Sinclair was also a member of RLJ Acquisition, Inc.’s board of directors from November 2010 until immediately prior to the consummation of the business combination.  Since February 2003, Mr. Sinclair has served as president and chief executive officer of The RLJ Companies. From January 2006 to May 2011, Mr. Sinclair also served as Vice President of Legal and Business Affairs for RLJ Urban Lodging Funds, a private equity fund concentrating on limited and focused service hotels in the United States and for RLJ Development, The RLJ Companies’ hotel and hospitality company.  Prior to joining The RLJ Companies, Mr. Sinclair spent 28 years, from October 1978 to February 2003, with the law firm of Arent Fox, LLP. Mr. Sinclair remains of counsel to Arent Fox. Mr. Sinclair is a member of the Board of Directors of Vringo, Inc. (NASDAQ: VRNG) where he is chairman of the Audit Committee.  We believe that Mr. Sinclair’s professional background, his prior senior leadership positions at various companies, and extensive legal experience, make him well qualified as a member of the Company’s board of directors.

Tyrone Brown	2012	71
Mr. Brown has served as a member of the Company’s board of directors since October 2012. Mr. Brown was the co-founder of District Cablevision, the DC cable television system, where he was president and a director from 1986 to February 1992. Mr. Brown was an initial investor and director in the successful re-launch after bankruptcy of IRIDIUM, the global mobile satellite system, serving as IRIDIUM’s vice chairman from January 2002 until a successful public offering in October 2009. Mr. Brown also served as a director and principal outside counsel of Black Entertainment Television (or BET) until its successful public offering in 1991, and vice president and general counsel of Post-Newsweek Stations, the broadcast station subsidiary of the Washington Post Company, from 1971 to 1974. In addition to his entrepreneurial and business activities, Mr. Brown has practiced communications law at a number of major DC law firms and served as a law clerk for the late Chief Justice of the Supreme Court Earl Warren, as an aide to Senator Edmund Muskie and as an FCC Commissioner under the Carter Administration. We believe that Mr. Brown’s professional background in the media sector, his prior senior leadership positions at various companies, and extensive legal experience, make him well qualified as a member of the Company’s board of directors.

Morris Goldfarb	2012	63
Mr. Goldfarb has served as a member of the Company’s board of directors since April 2012. Mr. Goldfarb previously served as a director of RLJ Acquisition, Inc., from February 2011 until October 2012. He serves as Chairman of the Board, Chief Executive Officer and President of G-III Apparel Group, Ltd., a designer, manufacturer, importer and marketer of apparel, handbags and luggage. Mr. Goldfarb has served as an executive officer and director of G-III and its predecessors since its formation in 1974.  Mr. Goldfarb serves as director of Oppenheimer Holdings Inc.  Mr. Goldfarb served as a director of Lakes Entertainment, Inc. from June 1998 until March 2010. We believe that Mr. Goldfarb’s professional background, his senior leadership position at G-III Apparel Group, Ltd., and current and past board positions, make him well qualified as a member of our board of directors.

RLJ Entertainment, Inc.

Name	Director Since	Age	Principal Occupation and Business Experience During Past Five Years and Other Directorships

Andor (Andy) M. Laszlo	2012	47
Mr. Laszlo has served as a member of the Company’s board of directors since October 2012. Mr. Laszlo joined Sun Trust Robinson Humphrey in January 2014 where he serves as Managing Director and Head of Technology, Media & Communications Equity Origination. Mr. Laszlo served as a Managing Director at Lazard Capital Markets LLC (or LCM) from June 2010 to December 2013, where he served as Head of Corporate Underwriting and Head of Business Development.  Prior to joining LCM, Mr. Laszlo served as a Senior Advisor to Sports Properties Acquisition Corp., a special purpose acquisition company focused on the sports, leisure and entertainment sectors, from November 2007 to April 2010. Between 1997 and 2007, Mr. Laszlo held various senior equity capital markets positions at both Lehman Brothers and Bank of America Securities.  Mr. Laszlo was the Head of Media & Telecom equity capital markets for Bank of America Securities based in New York, NY.  Prior to that, Mr. Laszlo was Head of Equity Syndicate and Head of Media & Telecom Equity Capital Markets at Lehman Brothers International (Europe), during which time he was based in London, England.  In between his tenure at Lehman Brothers and Bank of America, Mr. Laszlo spent approximately one year as the Chief Operating Officer and Head of Business Development at Eagle Rock Capital Management, LLC, a New York-based multi-strategy hedge fund.  Mr. Laszlo has been involved in transactions totaling more than $20 billion of equity issuance over the course of his career. Mr. Laszlo serves on the Advisory Board of Falconhead Capital Management, a private equity firm based in New York City.  He also serves on the board of directors of Rita’s Franchise Company, a leading franchise company focused on frozen treats.  Previously, Mr. Laszlo served on the board of directors of Radar Detection Holdings Corp. (or Escort Radar), a leading designer, manufacturer and distributor of highway radar and laser detectors.  Mr. Laszlo began his career as an attorney with Philadelphia, Pennsylvania-based Rawle & Henderson, the nation's oldest law firm.  We believe that Mr. Laszlo’s professional background, including his extensive financial advisory and financing experience, make him well qualified to serve as a member of the Company’s board of directors.

Lisa Wardell	2012	44
Ms. Wardell has served as a member of the Company’s board of directors since October 2012. Ms. Wardell has served as executive vice president and chief operating officer of The RLJ Companies since August 2004. Ms. Wardell also previously served as the chief financial officer and secretary of RLJ Acquisition, Inc., from December 2010 until October 2012. Prior to joining The RLJ Companies, Ms. Wardell was a senior associate at Katalyst Venture Partners, a private equity firm, from September 2000 to January 2003. She serves as a member of the board of directors and the audit committee chair of DeVry, Inc. (NYSE: DV), a provider of educational services since November 2008, and a member of the Christopher & Banks Corporation (NYSE: CBK) board and the audit committee chair since 2011. Ms. Wardell currently also serves on the board of directors of Rollover Systems, Inc., and the RLJ McLarty Landers Automotive Group.  We believe that Ms. Wardell’s professional background, her leadership position at The RLJ Companies and her current and past board positions, make her well qualified to serve as a member of the Company’s board of directors.

Scott Royster	2014	49
Mr. Royster has served as a member of the Company’s board of directors since January 2014. Since September 2009, Mr. Royster has served as Co-Founder and Chief Executive Officer of Latimer Education and Latimer International (or Latimer), a global education company targeting the African-American market in the US and the African market in Africa.  From November 2008 until the formation of Latimer, Mr. Royster was engaged in planning for the formation of Latimer and acted as a consultant to several companies.  Mr. Royster served as Executive Vice President of Business Development and Chief Financial Officer of DigitalBridge Communications, an early-stage wireless technology company, from January 2008 to November 2008. From 2006 to 2008, Mr. Royster was a member of the board of directors for HRH, Inc. (NYSE: HRH), an insurance brokerage firm.  Between June 1996 to December 2007, Mr. Royster served as Executive Vice President and Chief Financial Officer of Radio One, Inc. (NASDAQ: ROIA and ROIAK), an owner/operator of major market radio stations and other media assets. We believe that Mr. Royster’s media background, including his financial experience, make him well qualified to serve as a member of the Company’s board of directors.

RLJ Entertainment, Inc.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our Board reviewed the NASDAQ independence standards with regard to our directors, including whether specified transactions or relationships existed during the past three years, between our directors, or certain family members or affiliates of our directors, and RLJE, any of its subsidiaries, certain other affiliates, or our independent registered public accounting firm.  As a result of the review, our Board determined that Messrs. Edwards, Sinclair, Brown, Goldfarb, Laszlo, and Royster and Ms. Wardell are “independent” as that term is used in NASDAQ Marketplace Rule 5605.  We do not know of any family relationships among or between any of our directors, executive officers or key employees.  With regard to the independence of our directors regarding committee independence, see Directors, Executive Officers and Corporate Governance – Committees of the Board above, which is incorporated herein by reference.

Board and Committee Meetings; Annual Meeting Attendance

During 2013, the Board held four meetings.  Each of the directors attended more than 75% of the total number of board of directors and committee meetings he or she was eligible to attend. The Company’s non-executive directors meet without management at regularly scheduled executive sessions that are presided over by Mr. Edwards as Vice-Chairman.

The Company does not have a formal written policy requiring directors to attend the Annual Meeting, although directors are encouraged to attend. All directors except one attended the 2013 annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires RLJE’s directors, executive officers and the beneficial holders of more than 10% of a registered class of RLJE’s equity securities to file initial reports of ownership and changes in ownership of Common Stock and other equity securities of RLJE with the Securities and Exchange Commission (or SEC).  Based solely on a review of copies of reports filed with the SEC and written representations by certain officers and directors, we believe that all of our officers, directors and stockholders subject to the reporting requirements of Section 16(a) filed all of their reports related to non-exempt transactions on a timely basis during the fiscal year ended December 31, 2013, except for one Form 4 filed on behalf of H. Van Sinclair, which included a single transaction, the open-market purchase of 100 shares on June 20, 2013, reported one day late.  We also believe these persons filed all of their reports related to exempt transactions on a timely basis during the fiscal year ended December 31, 2013.

Code of Ethics and Governance Guidelines

We have a Code of Ethics and Business Conduct Policy that applies to all of our employees, including our principal executive officer and principal financial and principal accounting officer, and to our directors.  We have posted the Code of Ethics and Business Conduct Policy under the menu “Investors – Corporate Governance” on our website at www.rljentertainment.com.  If we waive any material portion of our Code of Ethics and Business Conduct Policy that applies to our principal executive officer, principal financial officer or principal accounting officer or amend the Code of Ethics and Business Conduct Policy (other than technical, administrative or other non-substantive amendments), we will disclose that fact on our website at www.rljentertainment.com within four business days.

Committees of the Board

Audit Committee. The Company has an Audit Committee, and the committee held nine meetings during 2013. Effective as of October 23, 2012, our Audit Committee was comprised of Messrs. Edwards, Goldfarb and Laszlo (Chairman) with Mr. Sinclair as an observer. Effective January 22, 2014, Mr. Royster was added to the Audit Committee and effective February 25, 2014, Mr. Goldfarb was removed from the Audit Committee.  The Board has determined that Messers. Edwards, Royster, Goldfarb and Laszlo are independent as that term is used in NASDAQ Marketplace Rule 5605 and in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and that Mr. Royster is an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K.  A copy of the revised Audit Committee charter is attached in Appendix A to this proxy statement.

RLJ Entertainment, Inc.

Compensation Committee. The Company has a Compensation Committee, and the committee held nine meetings during 2013.  Our Compensation Committee is comprised of Messrs. Brown (Chairman), Goldfarb and Sinclair. The Board has determined that Messrs. Brown, Goldfarb and Sinclair are independent as that term is used in NASDAQ Marketplace Rule 5605.  A copy of the revised Compensation Committee charter is attached in Appendix B to this proxy statement.

Nominations and Governance Committee.  The Company has a Nominations and Governance Committee, and the committee held three meetings during 2013.  Effective as of October 3, 2012, our Nominations and Governance Committee was comprised of Messrs. Edwards, Sinclair and Ms. Wardell (Chairman).  Effective February 25, 2014, Mr. Goldfarb was appointed to the Nominations and Governance Committee in lieu of Mr. Sinclair.  The Board has determined that Messrs. Edwards, Goldfarb, and Sinclair and Ms. Wardell are independent as that term is used in NASDAQ Marketplace Rule 5605.  A copy of the revised Nominations and Governance Committee charter is attached in Appendix C to this proxy statement.

Director Nominations and Qualifications

Board Member Qualification Criteria. The Nominations and Governance Committee has adopted board member qualification criteria, which set forth the attributes and qualifications considered by the committee in evaluating nominees for director. The primary qualities and characteristics the committee looks for in nominees for director are:

•	Management and leadership experience;
•	Relevant knowledge and diversity of background and experience; and
•	Personal and professional ethics, integrity and professionalism.

The committee also believes that the Board should be composed of individuals who have achieved a high level of distinction in business, law, education or public service and who possess one or more of the following specific qualities or skills:

•	Financial expertise;
•	General knowledge of the entertainment industry;
•	Legal or accounting experience; and
•	CEO, CFO or other senior management experience.

The Nominations and Governance Committee does not have a formal policy regarding the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominations and Governance Committee considers and discusses diversity, among many other factors, with a broad view toward the needs of the entire board of directors. When identifying and recommending director nominees, the Nominations and Governance Committee views diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that can contribute to board heterogeneity. The Nominations and Governance Committee believes that including diversity as one of the many factors considered in selecting director nominees is consistent with the committee's goal of creating a board of directors that best serves the needs of the Company and the interests of its stockholders.

Internal Process for Identifying Candidates. Members of the Nominations and Governance Committee or other directors or executive officers may, from time to time, identify potential candidates for nomination to the Board. All proposed nominees, including candidates recommended for nomination by stockholders in accordance with the procedures described below, will be evaluated in light of the board member qualification criteria and the projected needs of the Board at the time. The committee may retain a search firm to assist in identifying potential candidates for nomination to the Board. The search firm's responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the board member qualification criteria, providing background information on potential nominees and interviewing and screening nominees if requested to do so by the Nominations and Governance Committee. All of the current directors were interviewed by all members of the then-current Board, and based on their interviews and qualifications, were elected to the Board.  In connection with the Annual Meeting, the Nominations and Governance Committee has reviewed the qualifications of the current directors and recommended them to the Board for nomination for election by the stockholders at the Annual Meeting.

RLJ Entertainment, Inc.

Stockholder Recommendations for Directors. The Nominations and Governance Committee will consider candidates recommended by stockholders for election to our board. A stockholder who wishes to recommend a candidate for evaluation by the committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate's qualifications to the Chairman of the Nominations and Governance Committee, care of the Corporate Secretary, RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910.

In order for a candidate proposed by a stockholder to be considered by the committee for inclusion as a Board nominee at the 2015 Annual Meeting of Stockholders, the candidate must meet the board member qualification criteria described above and must be expressly interested and willing to serve as a director. In addition, the corporate secretary must receive the request for consideration and all required information no later than 5:00 p.m., local time, on January 12, 2015.

Proposals should be sent via registered, certified or express mail. The corporate secretary will send properly submitted stockholder recommendations to the chairman of the Nominations and Governance Committee. Individuals recommended to the committee by stockholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Article 12, Section 12.03 of our Bylaws also permits a stockholder to propose a candidate at an Annual Meeting of Stockholders who is not otherwise nominated by the Board through the process described above if the stockholder complies with the advance notice, information and consent provisions contained in the Bylaws. To comply with the advance notice provision of the by-laws, a stockholder who wishes to nominate a director at the 2015 Annual Meeting of Stockholders must provide us written notice no earlier than January 12, 2015 and no later than February 11, 2015. You may contact our corporate secretary to obtain the specific information that must be provided with the advance notice.

Leadership Structure

The positions of Chairman and Chief Executive Officer currently are separated at the Company. The Board believes that this structure best serves the Company’s needs at this time. The Board believes that its current structure helps maintain separate oversight of management. The Board intends to periodically review and consider whether the positions of Chairman and Chief Executive Officer should be combined or separated as part of its regular review of the effectiveness of our governance structure.

Board Role in Risk Oversight

The Board is actively involved in the oversight of risks that could affect the Company. This oversight is conducted at the Board level and, where relevant to a committee’s duties, through the committees of the Board. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes. We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces. The existing Board leadership structure discussed above encourages communication between management, the Chairman and the independent directors. We believe that this communication improves the Company’s identification and implementation of effective risk management strategies.

Risk-Related Compensation Policies and Practices

The Compensation Committee has reviewed the risk profile of its executive and non-executive compensation programs. The Compensation Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Communications with the Board

Individuals may communicate with the Board or any director by writing c/o RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910, attention Corporate Secretary. Communications to the non-employee directors may be sent to the same address. We promptly forward all such correspondence to the indicated directors.

RLJ Entertainment, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 2, 2014, with respect to the beneficial ownership of shares of our Common Stock owned by (i) each person, who, to our knowledge based on Schedules 13D or 13G or other reports filed with the SEC, is the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each person who is a director, (iii) each Named Executive Officer, and (iv) all of our directors and executive officers as a group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock(2)
RLJ SPAC Acquisition, LLC(3)	6,828,660	38.93%
Robert L. Johnson (3)	6,828,660	38.93%
Wexford Spectrum Investors (4)	2,850,000	18.94%
JH Evergreen Management, LLC (5)	1,934,276	14.09%
Canton Holdings LLC (6)	1,400,000	9.26%
Peter Edwards (7)	1,315,031	8.98%
Senator Investment Group LP (8)	1,237,500	8.27%
Drawbridge Special Opportunities Fund LP (9)	1,000,000	6.79%
Angelo, Gordon & Co., LP (10)	860,000	5.93%
Morris Goldfarb (11)	281,646	2.04%
Miguel Penella (12)	210,819	1.53%
H. Van Sinclair (13)	59,816	*
Andrew S. Wilson (14)	52,973	*
Lisa Wardell (13)	35,400	*
Tyrone Brown (13)	14,983	*
Andor (Andy) M. Laszlo (13)	16,983	*
Scott Royster (15)	5,638	*
All directors and executive officers as a group (10 persons)	8,791,948	48.17%

*Less than 1%

Notes to Beneficial Ownership Table:

(1)	Beneficial ownership is determined in accordance with SEC rules. For the number of shares beneficially owned by those listed above, we rely on information confirmed by each beneficial owner. Except as indicated by footnote below, each person named reportedly has sole voting and investment powers with respect to the Common Stock beneficially owned by that person, subject to applicable community property and similar laws. Except as indicated by footnote below, each owner’s mailing address is c/o RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910.
(2)	On June 2, 2014, there were 13,724,756 shares of our Common Stock outstanding. Common Stock not outstanding but which underlies options and warrants vested or exercisable as of, or vesting or exercisable within, 60 days after June 2, 2014, is deemed to be outstanding for the purpose of computing the percentage of the Common Stock beneficially owned by each named person or entity (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose.
(3)	The RLJ Companies, LLC is the sole manager and is the sole voting member of RLJ SPAC Acquisition, LLC. Robert L. Johnson is the sole manager and the sole voting member of The RLJ Companies, LLC (collectively RLJ). Mr. Johnson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes 3,011,993 shares of the Common Stock and warrants to purchase 3,816,667 shares of the Common Stock. Includes 434,844 shares potentially subject to forfeiture in October 2014 pursuant to founding shareholder agreements. The mailing address for RLJ is 3 Bethesda Metro Center, Suite 1000, Bethesda, Maryland 20814.
(4)	Information presented regarding Wexford Spectrum Investors LLC (or WSI) is based solely on the information provided in the Schedule 13G/A filed on February 14, 2014 and the Form 3 filed on February 25, 2013. Wexford Capital LP (or Wexford Capital) may, by reason of its status as manager of WSI, be deemed to own beneficially the securities of which WSI possesses beneficial ownership. Wexford GP LLC (or Wexford GP) may, as the General Partner of Wexford Capital, be deemed to own beneficially the securities of which WSI possesses beneficial ownership. Each of Charles E. Davidson (or Davidson) and Joseph M. Jacobs (or Jacobs) may, by reason of his status as a controlling person of Wexford GP, be deemed to own beneficially the securities of which WSI possesses beneficial ownership. Each of Wexford Capital, Wexford GP, Davidson and Jacobs shares the power to vote and to dispose of the securities beneficially owned by WSI. Each of Wexford Capital, Wexford GP, Davidson and Jacobs disclaims beneficial ownership of the securities owned by WSI and this report shall not be deemed as an admission that they are the beneficial owners of such securities except, in the case of Davidson and Jacobs, to the extent of their respective interests in each member of WSI. The mailing address for WSI and the other affiliate filers is 411 West Putnam Avenue, Suite 125, Greenwich, Connecticut 06830.

RLJ Entertainment, Inc.

(5)	Information presented regarding JH Evergreen Management, LLC (or JH Evergreen Management), JH Partners Evergreen Fund, L.P. (or JH Evergreen), JH Investment Partners III, LP (or JHIP III), JH Investment Partners GP Fund III, LLC (or JHIP GP III, and collectively the JH Parties) and John C. Hansen is based on information provided by JH Partners and certain of its affiliates and the Schedule 13G filed on October 15, 2012. The mailing address of JH Evergreen Management and the other affiliate filers is 451 Jackson Street, San Francisco, California 94111-1615. Mr. Hansen disclaimed beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 1,647,489 shares of the Common Stock held by JH Evergreen, 196,505 shares of the Common Stock held by JHIP III, and 90,282 shares of the Common Stock held by JHIP GP III. Does not include warrants to purchase 114,228 shares of the Common Stock held by JH Evergreen, warrants to purchase 13,625 shares of the Common Stock held by JHIP III, and warrants to purchase 6,261 shares of the Common Stock held by JHIP GP III, none of which are exercisable within 60 days of March 31, 2014.
(6)	Information presented regarding Canton Holdings LLC is based solely on the Schedule 13G filed on February 14, 2014 filed on behalf of (i) Archer Capital Management, L.P. (or Archer), a Delaware limited partnership, as the investment manager to certain private investment funds, (ii) Canton Holdings, L.L.C. (or Canton), a Delaware limited liability company, as the general partner of Archer, (iii) Joshua A. Lobel, an individual, as a principal of Canton, and (iv) Eric J. Edidin, an individual, as a principal of Canton. The mailing address of Canton Holdings LLC and the other affiliated filers is 570 Lexington Avenue, 40th Floor, New York, New York 10022.
(7)	Includes 6,263 shares of the Common Stock subject to restricted stock awards held by Mr. Edwards, 692,523 shares of the Common Stock and warrants to purchase 577,524 shares of the Common Stock. Does not include warrants to purchase 30,001 shares of the Common Stock which are not exercisable within 60 days of March 31, 2014.
(8)	Information presented regarding Senator Investment Group LP is based solely on the information provided in the Schedule 13G/A filed on February 14, 2013 and the most recent Form 13F filed by Senator Investment Group LP. The mailing address of Senator Investment Group LP is 510 Madison Avenue, 28th Floor, New York, New York 10022.
(9)	Information presented regarding Drawbridge Special Opportunities Fund LP is based solely on the Schedule 13G filed on October 15, 2012 filed on behalf of ((i) Drawbridge Special Opportunities Fund LP, a Delaware limited partnership, directly owns warrants to acquire shares of the Common stock as described herein; (ii) Drawbridge Special Opportunities GP LLC, a Delaware limited liability company, is the general partner of Drawbridge Special Opportunities Fund LP; (iii) Fortress Principal Investment Holdings IV LLC, a Delaware limited liability company, is the managing member of Drawbridge Special Opportunities GP LLC; (iv) Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company, is the investment manager of Drawbridge Special Opportunities Fund LP; (v) FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding interests of Drawbridge Special Opportunities Advisors LLC; (vi) Fortress Operating Entity I LP, a Delaware limited partnership, is the holder of all of the issued and outstanding interests of FIG LLC and Fortress Principal Investment Holdings IV LLC; (vii) FIG Corp., a Delaware corporation, is the general partner of Fortress Operating Entity I LP; and (viii) Fortress Investment Group LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding shares of FIG Corp. The mailing address of Drawbridge Special Opportunities Fund LP and the other affiliated filers is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Chief Compliance Officer.
(10)	Information presented regarding Angelo, Gordon & Co., L.P. (or Angelo, Gordon); John M. Angelo, in his capacities as a managing member of JAMG LLC, which is the general partner of AG Partners, L.P., which is the sole general partner of Angelo, Gordon, and as the chief executive officer of Angelo, Gordon; and Michael L. Gordon, in his capacities as the other managing member of JAMG LLC, which is the general partner of AG Partners, L.P., which is the sole general partner of Angelo, Gordon, and as the chief operating officer of Angelo, Gordon is based solely on the information provided in the Schedule 13G/A filed on February 14, 2014. The mailing address for Angelo, Gordon and the other affiliate filers is 245 Park Avenue, New York, New York 10167.
(11)	Includes 157,500 shares of the Common Stock, 6,263 shares of the Common Stock subject to restricted stock awards, and warrants to purchase 100,000 shares of the Common Stock. Includes 7,187 shares potentially subject to forfeiture in October 2014 pursuant to founding shareholder agreements.
(12)	Includes 177,193 shares of the Common Stock, of which 111,378 are subject to restricted stock awards, and warrants to purchase 33,626 shares of the Common Stock.

RLJ Entertainment, Inc.

(13)	Includes 8,720 shares of the Common Stock subject to restricted stock awards.
(14)	Includes 52,973 shares of the Common Stock subject to restricted stock awards.
(15)	Includes 5,638 shares of the Common Stock subject to restricted stock awards.

RLJ Entertainment, Inc.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers.

Name	Age	Position

Miguel Penella	45	Chief Executive Officer
Andrew Wilson	45	Chief Financial Officer

Biographical information for Mr. Penella is set forth above under “ELECTION OF DIRECTORS.”

Mr. Wilson was appointed as the Company’s Chief Financial Officer in May 2013.  Mr. Wilson was a private investor from January 2013 to May 2013. He served in executive positions with Discovery Communications, LLC, a media company with cable and free to air networks, from 2002 to December 2012.  He was CFO - Digital Distribution, Digital Media, Commerce & Education from March 2009 to December 2012 while also holding the role of SVP, Global Corporate Controller for the entire company from October 2009 to December 2012.  Mr. Wilson’s prior roles included Senior Vice President and CFO - Commerce & Education from October 2007 to February 2009, Vice President and Controller - International Networks Division from December 2003 to October 2007 and was Vice President and Divisional Controller - Consumer Products Division from March 2002 to December 2003. Prior to joining Discovery Communications, he was Director, Corporate Accounting and Reporting for Host Marriott Corporation (now called Host Hotels) from 1997 to 2002. Previously Mr. Wilson held management positions with Crown Books, a bookstore retailer, and Price Waterhouse LLP.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Our policy on related-person transactions is included in our revised Code of Ethics and Business Conduct Policy, which has been reviewed and approved by the Board effective as of October 3, 2012.  Our policy states that each executive officer, director or nominee for director will disclose to the Audit Committee of the Board the following information regarding a related-person transaction for review, approval or ratification by the Audit Committee:  (i) the name of the related-person (as defined by Item 404(a) of Regulation S-K under the Securities Exchange Act), and if he or she is an immediate family member of an executive officer, director or nominee for director, the nature of such relationship; (ii) the related-person’s interest in the transaction; (iii) the approximate dollar value of the amount involved in the transaction; (iv) the approximate dollar value of the amount of the related-person’s interest in the transaction; and (v) in the case of indebtedness, the largest total amount of principal outstanding since the beginning of our last fiscal year, the amount of principal outstanding as of the latest practicable date, the amount of principal paid since the beginning of our last fiscal year, and the rate or amount of interest payable on the indebtedness.

The Audit Committee’s decision whether or not to approve or ratify the related-person transaction is made in light of its determination as to whether consummation of the transaction is believed by the Audit Committee to not be or have been contrary to our best interests.  The Audit Committee may take into account the effect of a director’s related-person transaction on such person’s status as an independent member of our Board and eligibility to serve on Board committees under SEC and stock exchange rules, as applicable.

On October 3, 2012, in connection with the consummation of the Business Combination, the Company, RLJ Acquisition, Inc., JH Partners Evergreen Fund, L.P. (or JH Evergreen), JH Investment Partners III, LP (or JHIP III), JH Investment Partners GP Fund III, LLC (or JHIP GP III, and collectively the JH Parties), Drawbridge Special Opportunities Fund, LP, Miguel Penella, certain shareholders of Acorn, Peter Edwards as the Acorn Representative, RLJ SPAC Acquisition, LLC, William S. Cohen, Morris Goldfarb, and, as amended to add Wexford Spectrum Investors LLC, entered into an amended and restated registration rights agreement (the Registration Rights Agreement), pursuant to which the Company has agreed to register certain of its securities held by the stockholders who are a party to the Registration Rights Agreement under the Securities Act of 1933, as amended (the Securities Act). Such stockholders are entitled under such agreement to make up to three demands, excluding short form registration demands, that the Company register certain of its securities held by them for sale under the Securities Act. In addition, such stockholders have the right to include their securities in other registration statements filed by the Company.

RLJ Entertainment, Inc.

Upon consummation of the Business Combination, we issued unsecured subordinated promissory notes in the aggregate principal amount of $14.8 million to the selling preferred stockholders of Image, which included the JH Parties, and Messrs. Green, Avagliano and Hyde, who were former executive officers of the Company.  The unsecured subordinated notes bear interest at 12% per annum, of which 5.4% is payable in cash annually, and at our discretion the balance is either paid through the issuance of shares of our Common Stock valued at their then-current market price, or accrues and is added to principal, which is payable upon maturity. The subordinated notes mature on October 3, 2018 or six months after the latest stated maturity of the senior debt issued pursuant to the Credit Facility.  In May 2013, $439,000 interest was due on the promissory notes, of which $198,000 was paid in cash and the balance was added to principal. At December 31, 2013, our principal balance due pursuant to these notes was $15.0 million.

The RLJ Companies, LLC

On June 27, 2013, The RLJ Companies, LLC (whose sole manager and voting member is the Chairman of our board of directors) purchased from one of our vendors $3.5 million of contract obligations that we owed to the vendor.  These obligation were payable by us to the vendor through September 5, 2013.  Pursuant to the purchase, The RLJ Companies, LLC has become the account creditor with respect to these accounts, but the accounts were not otherwise modified, and the vendor continues to be the account creditor with respect to other outstanding accounts payable by us after September 5, 2013.  These purchased liabilities are included in accrued royalties and distribution fees in the accompanying consolidated balance sheets.

RLJ SPAC Acquisition, LLC

Mr. Robert L. Johnson through his company, RLJ SPAC Acquisition, LLC, has entered into a plan to purchase up to $2.0 million market value of our outstanding Common Stock from time to time over a 24 month period that began on June 19, 2013. Any purchases under the plan will be at the discretion of Lazard Capital Markets LLC in the open market or in privately negotiated transactions in compliance with applicable laws and regulations

All $2.0 million of Common Stock may not be purchased during a twenty-four month period.  The Plan may be terminated by Mr. Johnson at any time.

During 2013, RLJ SPAC Acquisition LLC purchased 232,531 shares of Common Stock pursuant to the plan.

RLJ Entertainment, Inc.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Executive Compensation

The Company seeks to provide total compensation packages that are competitive, are tailored to the unique characteristics and needs of the Company within its industry and will adequately reward its executives for their roles in creating value for the Company’s stockholders. The Company seeks to be competitive in its executive compensation with other similarly situated companies in its industry. The compensation decisions regarding the Company’s executives are intended to be based on the Company’s need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the Company’s expectations. The Compensation Committee determines, or recommends to the Board for determination, the compensation paid to executive officers.

The Company intends that its executives’ compensation will consist of three primary components: salary, incentive bonus and stock-based awards issued under an incentive plan. The Company anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, the Company’s performance and other information deemed relevant and timely.

The Company recognized the need to develop a compensation strategy that would create incentives to retain executive team members and to offer an opportunity to participate in the Company’s future growth. The Company in 2013 received an analysis from Farient Advisors with respect to competitive pay practices and advice with respect to a compensation strategy.  Farient developed a peer group of companies comparable to the Company from a size and business standpoint.  The peer companies identified were:  Gaiam, Inc., Lions Gate Entertainment Corp., LodgeNet Interactive Corporation, Navarre Corp., NTN Buzztime Inc., Perform Group plc and Entertainment One LTD (the Peer Group). Farient provided the Company data with respect to the executive salaries, short-term cash incentives and long-term equity incentives provided by the Peer Group.

The Company on July 18, 2013, entered into an employment agreement with Mr. Penella, recognizing his promotion to Chief Executive Officer, and on June 10, 2013, entered into an employment agreement with Mr. Wilson, as the Company’s new Chief Financial Officer.  Mr. Penella’s agreement provides for a minimum annual base salary of $500,000, and Mr. Wilson’s agreement provides for a minimum annual base salary of $360,000.  The base salary levels were determined based upon comparisons with the salaries of the comparable officers in the Peer Group, with discretionary adjustments made by the Compensation Committee based upon its evaluation of internal equity and considerations with respect to attracting and retaining executive officers.

Also under the agreements, Mr. Penella and Mr. Wilson have an opportunity to earn an annual bonus, based on achieving certain corporate performance levels established by the Board of Directors.  Mr. Penella’s target annual bonus amount for 2013 was $400,000, and Mr. Wilson’s target annual bonus amount for 2013 was $110,000, subject to 75% proration for being a part year.  The bonus amounts were determined based upon comparisons with the bonuses of the comparable officers in the Peer Group with discretionary adjustments similar to the salary adjustments.  In each case, the bonus was subject to the Company achieving 97% of the earnings before income tax, depreciation, amortization, cash investment in content, interest expense, transaction and severance costs, warrants and stock-based compensation (or Adjusted EBITDA) or revenue targets proposed by management and approved and adopted by the Board of Directors.  The Adjusted EBITDA target was not met for the 2013 fiscal year, and as a result, Mr. Penella and Mr. Wilson did not receive a cash bonus for 2013.

In connection with entering into the employment agreements, Mr. Penella was awarded 128,756 shares of restricted stock, with 64,378 shares vesting on March 1, 2014, 32,189 shares vesting on January 1, 2015 and 32,189 shares vesting on January 1, 2016, and Mr. Wilson was awarded 52,631 shares of restricted stock, with 23,316 shares vesting on June 10, 2014, 14,658 shares vesting on June 10, 2015 and 14,657 shares vesting on June 10, 2016.  The value of the restricted stock awards were determined based upon comparisons with the awards to comparable officers in the Peer Group with discretionary adjustments similar to the salary adjustments.

RLJ Entertainment, Inc.

In addition to the time vesting requirement, one-half of the shares which otherwise vest on each of these dates are subject to an additional condition of the Company achieving 97% of the Adjusted EBITDA or revenue targets proposed by management and approved and adopted by the Board of Directors, with respect to the preceding fiscal year.  If these targets are not satisfied for the particular year, one-half of the shares that would otherwise vest that fiscal year will be forfeited.  The Adjusted EBITDA target was not met for the 2013 fiscal year and, as a result, Mr. Penella forfeited 32,189 shares and Mr. Wilson forfeited 11,658 shares.

Director Compensation

The non-executive members of our board of directors, Peter Edwards, H. Van Sinclair, Tyrone Brown, Morris Goldfarb, Andor (Andy) M. Laszlo, Lisa Wardell and Scott Royster, receive an annual retainer of $50,000, paid quarterly.  In addition, the non-executive directors are reimbursed for reasonable travel expenses to attend Board or committee meetings.  Executives who serve as directors receive no additional compensation for their service as directors.

For fiscal year 2013, each of our non-executive directors was each granted a restricted stock award for 8,720 shares of Common Stock, valued at $50,000 based upon the five-day trailing average closing stock price of $5.734.  The restricted stock awards vest 100% on the earlier of the one-year anniversary of the date of grant or the date of the Annual Meeting of Shareholders, provided the recipient continues to serve as a director.

Compensation Committee Information

The Board has established a Compensation Committee that, among other duties, reviews and approves compensation paid to the Company’s executive officers and directors and administers an incentive plan. The Compensation Committee is charged with performing an annual review of the Company’s executive officers’ cash compensation, bonus and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. In addition to the guidance provided by the Compensation Committee, the Company may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This may include subscriptions to executive compensation surveys and other databases.

Compensation Consultant Information

Pursuant to the Compensation Committee charter, the decision to retain an independent consultant (as well as other advisors) is at the sole discretion of the Compensation Committee, and any such independent consultant works at the direction of the Compensation Committee. In 2012, the Compensation Committee selected and engaged Farient Advisors LLC as its independent consultant.

The Compensation Committee worked extensively with Farient Advisors LLC in the first half of 2013 to design the terms of Mr. Penella’s and Mr. Wilson’s employment agreements. In establishing the 2013 executive compensation levels, the Compensation Committee Chairman worked with Farient Advisors LLC to determine the scope of work to be performed to assist the Compensation Committee in its decision making processes. In conducting its work on 2013 executive compensation levels for the Compensation Committee, Farient Advisors LLC also interacted with other members of the Compensation Committee.

As noted above, Farient Advisors LLC provided the Compensation Committee with competitive pay analysis regarding both the broader market and the seven companies in the Peer Group.  Farient Advisors LLC attended Compensation Committee meetings and, upon request by the Compensation Committee, executive sessions to provide advice and counsel regarding decisions facing the Compensation Committee.

Role of Executives in Establishing Compensation

The Compensation Committee believes management input is important to the overall effectiveness of the Company’s executive compensation program. The Compensation Committee believes that even the best advice of an independent consultant must be combined with management input and the business judgment of the Compensation Committee members to arrive at a proper alignment of compensation philosophy, programs and practices. The Chief Executive Officer and Chief Financial Officer are the management members who interact most closely with the Compensation Committee. These individuals work with the Compensation Committee to provide their perspective on compensation strategies and how to align them with our business strategy. They also provide feedback on how well our compensation programs appear to be working.

RLJ Entertainment, Inc.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Tyrone Brown, Chairman
Morris Goldfarb
H. Van Sinclair

RLJ Entertainment, Inc.

Summary Compensation Table for Fiscal Year 2013

The following table sets forth the compensation of those persons who served as our principal executive officer, principal financial officer and our other executive officers (collectively, the Named Executive Officers) for the fiscal year ended on December 31, 2013. The Business Combination was completed on October 3, 2012, and accordingly the 2012 compensation included in this table includes both amounts prior to the closing of the Business Combination and amounts after the closing.  Amounts prior to the closing were attributable to the applicable predecessor and amounts after the closing were attributable to the Company.

Name & Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)(3)	Total ($)

Miguel Penella,	2013	472,756	––	691,420	––	10,200	1,174,376
Chief Executive Officer	2012	450,000	1,100,000	––	––	1,129,089	2,679,089

Andrew Wilson,	2013	215,538	––	195,787	––	5,400	416,725
Chief Financial Officer	2012	––	––	––	––	––	––

Former Officers
Theodore S. Green,	2013	80,078	––	––	––	478,203	558,281
Former Chief Executive Officer	2012	358,077	––	––	––	3,000	361,077
and Chairman(4)

John P. Avagliano,	2013	208,411	––	––	––	309,072	517,484
Chief Financial Officer(5)	2012	343,462	––	––	––	103,900	447,362

John W. Hyde,	2013	––	––	––	––	407,292	407,292
Vice Chairman(6)	2012	––	––	––	––	327,885	327,885

(1)	Fiscal year 2012 includes for Mr. Penella, retention bonus in connection with the Business Combination of $600,000.

(2)	Fiscal year 2013 includes restricted stock grants for Mr. Penella and Mr. Wilson, each vesting over three years with 50% of the shares subject to certain performance criteria. The amounts shown represent the total grant date fair value of the grants computed in accordance with FASB ASC Topic 718. At the time of grant, it was not possible to predict with certainty the extent to which the performance criteria would be achieved or the extent to which the grants would ultimately be realized by the holders. Subsequent to December 31, 2013, 25% of these shares granted to Mr. Penella and Mr. Wilson were forfeited based upon the failure to achieve the 2013 performance criteria.

(3)	Fiscal year 2013 includes:
(i)	For Mr. Penella, Company 401(k) match of $10,200.
(ii)	For Mr. Wilson, Company 401(k) match of $5,400.
(iii)	For Mr. Green, Company 401(k) match of $3,203 and severance of $475,000.
(iv)	For Mr. Avagliano, reimbursable commuting expenses of $32,747, Company 401(k) match of $8,794 and severance of $267,531.
(v)	For Mr. Hyde, consulting fees of $407,292.

Fiscal year 2012 includes:
(i)	For Mr. Penella, other compensation for forgiveness of note principal payments and interest due of $1,100,000.
(ii)	For Mr. Avagliano, reimbursable commuting expenses of $94,969.
(iii)	For Mr. Hyde, consulting fees of $327,885.

(4)	Mr. Green resigned effective as of January 14, 2013.

RLJ Entertainment, Inc.

(5)	Mr. Avagliano resigned effective as of May 24, 2013.

(6)	Mr. Hyde resigned effective as of April 23, 2013. Mr. Hyde previously provided all services to the Company through Producers Sales Organization (or PSO), his wholly-owned consulting business.

Employment Agreements

We have entered into employment agreements with Messrs. Penella and Wilson.

Agreement with Mr. Penella

The agreement with Mr. Penella was effective as of July 18, 2013.  Certain terms of the agreement are summarized below.

Term.  Mr. Penella’s agreement provides that he will serve the Company as an employee under the terms of the agreement until terminated.

Base Compensation.  The agreement provides for minimum annual base salary of $500,000, subject to any increase as determined by the Board.

Cash Bonus Opportunity.  Mr. Penella has an opportunity to earn an annual bonus, based on achieving certain corporate performance levels to be established by the Board. If the applicable performance levels had been met, the annual bonus for 2013 was $400,000. The annual bonus for subsequent years will be set by the Board of Directors annually by March 31, and the annual bonus amount, subject to achieving the applicable performance levels, will not be less than $250,000. The annual bonus is subject to the Company achieving 97% of the earnings before income tax, depreciation, amortization, cash investment in content, interest expense, transaction and severance costs, warrants and stock-based compensation (or Adjusted EBITDA) or revenue targets proposed by management and approved and adopted by the Board, in its sole discretion, for 2013 and for any subsequent year.  The Adjusted EBITDA target was not met for the 2013 fiscal year and, as a result, Mr. Penella did not receive a cash bonus for 2013.

Stock Grant.  Mr. Penella was awarded 128,756 shares of restricted stock, with 64,378 shares vesting on March 1, 2014, 32,189 shares vesting on January 1, 2015 and 32,189 shares vesting on January 1, 2016. One-half of the shares which otherwise vest on each of these dates are subject to an additional condition of the Company achieving 97% of the Adjusted EBITDA or revenue targets proposed by management and approved and adopted by the Board, in its sole discretion, for 2013, 2014 and 2015.  If these targets are not satisfied for the particular year, one-half of the shares that would otherwise vest will be forfeited.  The Adjusted EBITDA target was not met for the 2013 fiscal year and, as a result, Mr. Penella forfeited 32,189 shares.

Benefits.  Mr. Penella is entitled to certain insurance, fringe and leave benefits general available to senior executives of the Company. The agreement requires Mr. Penella to protect the confidentiality of the Company’s confidential information.  It further provides that for one year after termination he will not engage in any business which is substantially similar to the Company’s business and that for two years after termination he will not seek to solicit or hire the Company’s employees.

Severance Benefits.  The Company may terminate Mr. Penella’s employment for cause, without cause or upon death or disability, and Mr. Penella may terminate his employment for good reason or without cause.  If Mr. Penella’s employment is terminated by the Company without cause (other than upon death or disability) or Mr. Penella terminate his employment for good reason, he would be entitled to receive, for 12 months following termination (the “severance period”), his base salary as in effect immediately prior to termination and a pro rata annual bonus based upon the Company’s performance for the year in which termination occurs, if 97% of the performance target levels are met.  In addition, his benefits would continue for the severance period. Under the agreement, “cause” includes (a) material dishonesty, theft, misrepresentation, deceit or fraud, (b) negligence or insubordination (subject to certain rights of cure), (c) conviction for, or plea of nolo contendere to, a charge or commission of a felony or (d) material breach of the confidentiality, non-competition or non-solicitation provisions of the agreement (subject to certain rights of cure) and “good reason” includes (a) material diminution of Mr. Penella’s duties or responsibilities, (subject in either case to certain rights of cure), (b) a material breach by the Company of the agreement (subject to certain rights of cure) and (c) requiring Mr. Penella to relocate to an office on a regular basis that is more than 50 miles from the Company’s current principal executive offices.

RLJ Entertainment, Inc.

Agreement with Mr. Wilson

The agreement with Mr. Wilson was effective as of June 10, 2013.  Certain terms of the agreement are summarized below.

Term.  Mr. Wilson’s agreements provides for a term of three years beginning on June 10, 2013, and subject to advance-notice termination provisions, shall automatically terminate unless renewed or extended pursuant to a separate written agreement executed by both parties.

Base Compensation.  The agreement provides for minimum annual base salary of $360,000, subject to any increase as determined by the Compensation Committee.

Cash Bonus Opportunity.  The agreement provides that Mr. Wilson has an opportunity to earn a bonus with respect to 2013, 2014 and 2015, based on achieving certain corporate and/or individual performance goals to be established by the Compensation Committee. The target bonus for 2013 was $110,000, subject to 75% proration for being a part year.  The performance goal was not met for the 2013 fiscal year and, as a result, Mr. Wilson did not receive a cash bonus for 2013.

Stock Grant.  Mr. Wilson was awarded 52,631 shares of restricted stock, vesting over a three-year period, with 23,316 shares vesting on the first anniversary of the agreement, 14,658 shares vesting on the second anniversary of the agreement and 14,657 shares vesting on the third anniversary of the agreement.  One-half of the shares which otherwise vest on each of the anniversaries is subject to an additional condition that the Company achieve certain Adjusted EBITDA or other financial targets established by management and approved by the Compensation Committee for the preceding fiscal year in which the shares would otherwise vest.  If these targets are not satisfied for the particular fiscal year, one-half of the shares that would otherwise vest will be forfeited.  The Adjusted EBITDA target was not met for the 2013 fiscal year and, as a result, Mr. Wilson forfeited 11,658 shares.

Benefits.  Mr. Wilson is entitled to certain insurance, fringe and leave benefits general available to senior executives of the Company. The agreement requires Mr. Wilson to protect the confidentiality of the Company’s confidential information, and it further provides that for two years after termination he will not seek to solicit or hire the Company’s employees.

Severance Benefits.  The Company may terminate Mr. Wilson’s employment for cause, without cause or upon death or disability.  If Mr. Wilson’s employment is terminated by the Company without cause (other than upon death or disability), he would be entitled to receive, for the lesser of six months or the remaining term under the agreement (the “severance period”), his base salary as in effect immediately prior to termination and a pro rata annual bonus based upon the Company’s performance for the year in which termination occurs.  In addition, his benefits would continue for the severance period. Under the agreement, “cause” includes (a) dishonesty, theft, misrepresentation, deceit or fraud, (b) negligence, incompetence or insubordination (subject to certain rights of cure), (c) conviction for, or plea of nolo contendere to, a charge or commission of a felony, (d) breach of a material provision of the Company’s employee handbook or (e) breach of the confidentiality or non-solicitation provisions of the agreement (subject to certain rights of cure).

RLJ Entertainment, Inc.

Outstanding Equity Awards at Fiscal Year End 2013

The following table includes all outstanding equity awards at December 31, 2013.

Name	Option Awards					Stock Awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying exercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option exercise date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Miguel Penella	––	––	––	––	––	––	––	128,756	$616,741
Andrew Wilson	––	––	––	––	––	––	––	52,631	$252,102

(1) The value of unearned shares is based upon the closing stock price at December 31, 2013 of $4.79 per share.

DIRECTOR COMPENSATION

The non-executive members of our board of directors, Peter Edwards, H. Van Sinclair, Tyrone Brown, Morris Goldfarb, Andor (Andy) M. Laszlo, Lisa Wardell and Scott Royster, receive an annual retainer of $50,000, paid quarterly.  In addition, the non-executive directors are reimbursed for reasonable travel expenses to attend Board or committee meetings.  Executive directors receive no additional compensation for their service as directors.

For fiscal year 2013, each of our non-executive directors was each granted a restricted stock award, valued at $50,000, for 8,720 shares of Common Stock, based upon the five-day trailing average closing stock price of $5.734.  The restricted stock awards were granted under our 2012 Incentive Compensation Plan on August 1, 2013 and vest 100% on the earlier of the one-year anniversary of the date of grant or the date of the Annual Meeting of Shareholders, provided the recipient continues to serve as a director.

Director Compensation Table for Fiscal Year 2013

The following table sets forth information regarding the compensation earned by our non-executive directors in fiscal year 2013:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)

Tyrone Brown	$50,000	$52,058	$––	$––	$102,058
Peter Edwards	50,000	52,058	––	––	102,058
Morris Goldfarb	50,000	52,058	––	––	102,058
Robert L. Johnson	250,000	––	––	––	250,000
Andor (Andy) M. Laszlo	50,000	52,058	––	––	102,058
Scott Royster	––	––	––	––	––
H. Van Sinclair	50,000	52,058	––	––	102,058
Lisa Wardell	50,000	52,058	––	––	102,058

RLJ Entertainment, Inc.

(1)	For independent directors, represents retainer fee paid quarterly. For Mr. Johnson, represents compensation for non-executive chairman services.

(2)	Amount represents the grant date fair value for restricted stock awards granted during fiscal year 2013. The per share grant date fair value of each of the restricted stock awards for 8,720 shares was $5.97. As of fiscal year end 2013, these shares had not vested.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2013 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in the first column) (1)
Equity compensation plans approved by security holders	––	$––	883,259
Equity compensation plans not approved by security holders:	––	––	––
Total	––	$––	883,259

(1)	Represents shares available for grant in the future under our 2012 Incentive Compensation Plan.

AUDIT COMMITTEE REPORT

The Board maintains an Audit Committee, currently composed of three of the Company’s independent directors. The Board and the Audit Committee believe that the Audit Committee’s current membership satisfies the applicable rules of the NASDAQ Stock Market and the SEC. The Audit Committee oversees the Company’s financial processes on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm BDO USA, LLP was responsible for expressing an opinion on the conformity of our 2013 audited financial statements with generally accepted accounting principles in accordance with the standards of the Public Company Accounting Oversight Board.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2013 and discussed them with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed with the independent registered public accounting firm their judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from management and the Company.

RLJ Entertainment, Inc.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the 2013 audited financial statements be included in Company’s Annual Report for filing with the SEC.

AUDIT COMMITTEE

Andor M. Laszlo, Chairman
Peter Edwards
Scott Royster

PRINCIPAL ACCOUNTANT

The following table summarizes the aggregate fees billed for professional services provided by BDO USA, LLP related to the fiscal years ended December 31, 2013 and 2012.

	2013	2012
Audit Fees	$577,000	$748,000
Audit-Related Fees	––	––
Tax Fees	11,000	163,000
All Other Fees	––	––

Total Fees	$588,000	$911,000

Audit Fees

Audit fees consisted of fees billed for professional services rendered for: (i) the audit of our consolidated financial statements; (ii) the review of interim consolidated financial statements for our quarterly filings; and (iii) any services that are normally provided by our principal accountant in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  There were no audit-related fees during the fiscal years ended December 31, 2013 and 2012.

Tax Fees. BDO USA, LLP began providing tax advice and compliance services in October 2012 but did not provide tax planning for us in fiscal years ended December 31, 2013 and 2012.

All Other Fees. There were no other fees during the fiscal years ended December 31, 2013 and 2012.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee’s policy is to pre-approve the audit and non-audit services provided by the independent registered public accounting firm, in order to assure that the provision of such services does not impair the auditor’s independence.  As provided in our Audit Committee Charter, our Audit Committee believes that the combination of general pre-approval of certain types of audit services (e.g., quarterly reviews, annual audit and review of certain other documents filed with the SEC) and specific pre-approval of other services results in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm.  Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.  In determining whether to grant general or specific pre-approval, our Audit Committee will consider whether such services are consistent with the applicable rules and regulations on auditor independence.  The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. With respect to each proposed pre-approved service, the independent registered public accounting firm is required to provide to the Audit Committee detailed back-up documentation regarding the specific services to be provided.

RLJ Entertainment, Inc.

All of the fees paid to BDO USA, LLP in fiscal 2013 and 2012 were pre-approved by the Audit Committee.  Our Audit Committee also considered whether the provision of services other than those described above under the heading of “Audit Fees” were compatible with maintaining the independence of BDO USA, LLP.

PROPOSAL 2: VOTE ON AN ADVISORY BASIS ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our stockholders with the opportunity to vote, on an advisory basis, on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Please review the section of this Proxy Statement entitled “Executive Compensation” for details regarding our executive compensation program. This section includes a description of the goals of our executive compensation program and the significant actions taken by the Compensation Committee during 2013.

The advisory resolution set forth below, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the executive compensation program for our Named Executive Officers. The “say-on-pay” proposal is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the executive compensation policies and practices described in this proxy statement. We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of RLJ Entertainment, Inc. approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, the Summary Compensation Table and narrative discussions and the other related tables and disclosures.”

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3: RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014

At the request of the Audit Committee, KPMG LLP will be nominated at the Annual Meeting for appointment as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 at a remuneration to be fixed by the Audit Committee.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from shareholders.

The affirmative vote of a majority of votes cast by holders of the common shares present at the Annual Meeting or represented by proxy is required for the appointment of KPMG LLP as our independent registered public accounting firm. For purposes of this proposal, abstentions and broker non-votes will not be counted in determining the number of votes necessary for the appointment of KPMG LLP as our independent registered public accounting firm.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDING REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

RLJ Entertainment, Inc.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

We contemplate holding our 2015 Annual Meeting in May 2015.  Accordingly, the deadline for submitting proposals for inclusion in our proxy materials for the 2015 Annual Meeting is January 12, 2015, by which date you must submit your proposal in writing to our Corporate Secretary at our principal executive offices at 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910.  We recommend that such proposals be sent by certified mail, return receipt requested.  Such proposals will also need to comply with the rules of the SEC regarding the inclusion of stockholder proposals in our proxy materials, and may be omitted if not in compliance with applicable requirements.

Stockholders that intend to present a proposal before the 2015 Annual Meeting but do not intend for the proposal to be included in our proxy materials for the 2015 Annual Meeting must provide notice of such proposal to our Corporate Secretary at the address indicated above no earlier than (i) January 12, 2015 and no later than (ii) February 11, 2015.  The notice of such proposal must comply with the applicable provisions of our Bylaws.

In addition, our Bylaws permit stockholders to nominate directors for election at a meeting of stockholders.  To nominate a director, the stockholder must provide the information required by our Bylaws.  In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which for the 2015 Annual Meeting means that notice must be provided to our Corporate Secretary at the address indicated above no earlier than January 12, 2015 and no later than February 11, 2015.

For proposals that are timely filed, we retain discretion to vote proxies we receive provided that (1) we include in the proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion, and (2) the proponent does not issue a proxy statement.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910, Attention: Dawn Martens, or calling us at (301) 608‑2115.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement in the future, please notify your broker if your shares are held in a brokerage account (or in "street name") or us if you are a stockholder of record.  If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report or proxy statement, please notify your broker if your shares are held in a brokerage account (or in "street name") or us if you are a stockholder of record.  You can notify us by sending a written request to RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910, Attention: Dawn Martens, or calling us at (301) 608‑2115.

OTHER MATTERS

Management does not know of any matters to be presented at the Annual Meeting other than those set forth herein and in the notice accompanying this proxy statement.

RLJ Entertainment, Inc.

Appendices

Appendix A – Audit Committee Charter

Appendix B – Compensation Committee Charter

Appendix C – Nominating & Governance Committee Charter

Appendix A

As adopted by the Board of Directors October 3, 2012
Revised April 30, 2013 and May 6, 2014

RLJ Entertainment, Inc.
Audit Committee Charter

I.	Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of RLJ Entertainment, Inc. (together with its subsidiaries, the “Company”) to oversee the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company.

II.	Committee Membership

The Committee shall consist of at least three directors, each of whom has been affirmatively determined by the Board to be “independent” in accordance with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, the NASDAQ Stock Market Rule 5605(c)(2) and any additional requirements that the Board deems necessary.

Each Committee member must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. If required by Item 407(d)(5)(ii) of Regulation S-K or the rules of The NASDAQ Stock Market LLC, at least one member of the Committee shall be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. A person who satisfies this definition of audit committee financial expert will also be presumed to have financial sophistication. No Committee member shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during  the three years prior to the proposed appointment of such Committee member. No director may serve as a member of the Committee if such director serves on the audit committees of more than two (2) other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Notwithstanding the foregoing, except as otherwise required by law, the failure to meet these qualification requirements shall not invalidate decisions made or actions taken by the Committee.

Committee members shall be appointed and replaced by the Board on the recommendation of the Nominating and Corporate Governance Committee. The members of the Committee shall serve for such term or terms as the Board may determine or until earlier resignation or death. The Board shall designate the chairperson of the Committee, and if the Board does not designate a chairperson the Committee, by majority vote, shall do so. The Board may remove any member from the Committee at any time with or without cause.

III.	Committee Meetings and Procedures

The Committee shall meet as often as it determines necessary to carry out its authority and responsibilities, but in any event no less than once in each fiscal quarter, at such times and places as the Committee determines. The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

The chairperson of the Committee shall, in consultation with Committee members and members of management, be responsible for calling meetings of the Committee, establishing meeting agendas and supervising the meetings. Any Committee member may, by written request, call a meeting of the Committee at any time. Additionally, any Committee member may submit items to be included in the agenda for, and may raise subjects that are not on the agenda at, any meeting.

Unless provided otherwise by law, this Charter, or the Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) or the Company’s Bylaws (the “Bylaws”), each as amended from time to time, a majority of Committee members, present in person or by telephone, shall constitute a quorum and the vote of a majority of Committee members present or otherwise able to be cast at a meeting at which there is a quorum is necessary to constitute the act of the Committee. No action by the Committee, however, shall be valid unless taken at a meeting for which adequate notice has been given or duly waived by Committee members. The Committee may also take action by unanimous written consent.

The Committee must meet periodically with the management, including the Principal Financial and Accounting Officer(s), the chief internal audit executive, and the independent auditors in separate executive sessions, to discuss any matters that the Committee or any of the above persons or firms believe warrants Committee attention, and shall invite such parties to its meetings as it deems appropriate, to assist in carrying out its duties and responsibilities. However, the Committee shall meet regularly without such non-members present.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

IV.	Committee Duties and Responsibilities

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to help ensure that the Company’s accounting and reporting practices follow all requirements and are of the highest reliability. The following duties and responsibilities are within the authority of the Committee. Consistent with and subject to applicable laws, rules and regulations, the Committee shall:

A.	Select, Evaluate, and Oversee the Auditors

1.	Be directly responsible for the appointment, compensation, retention, oversight of the work, and, if necessary, termination of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other services for the Company. Each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged to prepare or issue an audit report for inclusion in the Company’s Annual Report on Form 10-K is referred to herein as the “independent auditors”).

2.	Review and, in its sole discretion, approve in advance the independent auditors’ annual engagement letter, including the proposed fees contained therein, and establish policies and procedures for the Committee’s pre- approval of permitted services by the independent auditors or other registered public accounting firms on an on-going basis. Review and, in its sole discretion, approve all audit and all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company’s management, if desired). Approval of permitted non-audit services may be made by the Committee or by one or more members of the Committee as designated by the chairperson of the Committee.

3.	Review the performance of the independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to stockholder ratification), make decisions regarding the termination and replacement of the independent auditors when circumstances warrant.

4.	At least annually evaluate the independence of the independent auditors by, among other things:

(a)	obtaining and reviewing from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company;

(b)	actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors;

(c)	taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditors; and

(d)	monitoring compliance by the independent auditors with the audit partner rotation requirements contained in the rules and regulations promulgated by the SEC.

Audit Committee Charter

B.	Oversee Annual Audit and Quarterly Reviews

1.	Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities. The Committee shall also monitor the plan’s progress and results during the year.

2.	Review with management, the independent auditors and the Company’s internal audit department, the following information which is required to be reported by the independent auditors:

(a)	all critical accounting policies and practices to be used;

(b)	all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(c)	all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

(d)	any material financial arrangements of the Company which do not appear on the financial statements of the Company.

3.	Resolve all disagreements between the independent auditors and management regarding financial reporting.

C.	Oversee Financial Reporting Process and Internal Controls

1.	Review and evaluate:

(a)	the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, and staffing of the Company’s internal audit function, through inquiry and periodic meetings with the independent auditors and internal audit department;

(b)	the yearly report prepared by management, and, if required, attested to by the independent auditors, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on Form 10-K; and

(c)	the Committee’s level of involvement and interaction with the Company’s internal audit function, including the Committee’s line of authority and role in appointing employees in the internal audit function.

2.	Review with the Chief Executive Officer, Principal Financial and Accounting Officer(s) and independent auditors, periodically, the following:

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Audit Committee Charter

3.	Discuss with management guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal audit department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and manage such exposures.

4.	Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, assign additional internal audit projects to the chief internal audit executive.

5.	Receive periodic reports from the independent auditors, management and chief internal audit executive to assess the impact of significant accounting or financial reporting developments on the Company.

6.	Review and discuss with the independent auditors the results of the year- end audit of the Company, including any comments or recommendations of the independent auditors. Based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Company’s financial statements should be included in the Annual Report on Form 10-K.

7.	Establish and maintain free and open means of communication between and among the Committee, the independent auditors, the Company’s internal audit department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis.

8.	Discuss the Company’s earnings, press releases (including the use of “pro forma” or “adjusted” information), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies. This discussion may be general in nature (i.e., to discuss the types of information to be disclosed and type of presentations to be made). The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

D.	Miscellaneous

1.	Establish and implement policies and procedures for the Committee’s review and approval or disapproval of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed by Item 404(a) of Regulation S-K).

2.	Discuss with management and the independent auditors any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

3.	Discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

4.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

5.	Review and approve in advance any services provided by the independent auditors to the Company’s executive officers or members of their immediate family.

Audit Committee Charter

6.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.	Establish and monitor procedures for the receipt, retention and treatment of reports of evidence of a material securities law violation.

8.	Oversee the hiring policies for employees or former employees of the independent auditors, which must include the restrictions set forth in the rules and regulations promulgated by the SEC.

9.	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.	Committee Evaluations; Charter Review

At least annually, the Committee shall conduct, and review with the Board, an evaluation of its performance. The Committee may conduct this performance evaluation in such manner as the Committee, in its business judgment, deems appropriate.

At least annually the Committee shall review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

VI.	Investigations and Studies; Outside Advisors

The Committee shall have the resources and authority to appropriately discharge its duties and responsibilities without seeking approval of the Board or management. In particular, the Committee may:

A.	conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and

B.	retain, at the Company’s expense, independent counsel or other consultants or advisors as it deems appropriate.

* * * * *

If any term of this Charter conflicts with any term of the Articles of Incorporation or the Bylaws, the terms of the Articles of Incorporation or the Bylaws, as the case may be, shall control.

Audit Committee Charter

Appendix B

As adopted by the Board of Directors October 3, 2012
Revised April 30, 2013 and May 6, 2014

RLJ Entertainment, Inc.
Compensation Committee Charter

I.	Purpose

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of RLJ Entertainment, Inc. (together with its subsidiaries, the “Company”) to discharge the Board’s responsibilities relating to:

•	oversight of the Company's compensation policies, plans and benefits programs;

•	oversight of the compensation of the Company's Chief Executive Officer (the “CEO”) and other executive officers (including officers reporting under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including approval and evaluation of the executive officer compensation plans, policies and programs of the Company; and

•	administration the Company's equity compensation plans for its employees.

The compensation programs for the Company's executive officers shall be (i) designed to attract, motivate and retain talented executives responsible for the success of the Company, (ii) determined within a competitive framework and (iii) based on the achievement of the Company's overall financial results, individual contributions and a compensation philosophy of “pay for performance.”

II.	Committee Membership

The Committee members shall be appointed by, and shall serve at the discretion of, the Board. The Committee shall consist of no fewer than two members of the Board, each of whom shall be affirmatively determined by the Board to be “independent” in accordance with the provisions of Rule 10C-1(b)(1)(ii)(A) and (B) under the Exchange Act and NASDAQ Stock Market Rule 5605(d)(2). In addition, each member of the Committee must qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act, and a majority of the Committee members as “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as amended. Notwithstanding the foregoing, except as otherwise required by law, the failure to meet these qualification requirements shall not invalidate decisions made or actions taken by the Committee.

Committee members shall be appointed and replaced by the Board based on the recommendation of the Nominating and Corporate Governance Committee. The Board shall designate a Committee chairperson. The members of the Committee shall serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause.

III.	Committee Meetings and Procedures

The Committee shall meet as often as it determines is necessary to carry out its authority and responsibilities, but in any event no less than four times per year.

The chairperson of the Committee shall, in consultation with the other Committee members and members of management, be responsible for calling meetings of the Committee, establishing meeting agendas and supervising the meetings. Any Committee member may, by written consent, call a meeting of the Committee at any time. Additionally, any Committee member may submit items to be included in the agenda for, and may raise subjects that are not on the agenda at, any meeting. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee, in its discretion, may ask members of management or others to attend and participate in its meetings. However, the Committee shall meet regularly without such members present, and in all cases the CEO and any other such officers shall not be present at meetings at which their compensation or performance is discussed or determined.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV.	Committee Authority and Responsibilities

A.            Executive Compensation Programs

The Committee shall review and approve all compensation programs applicable to executive officers, including, without limitation, base salaries, bonuses, annual and long-term incentive compensation, equity-based compensation, perquisites and retirement benefits. In connection with this evaluation, the Committee may request and receive input from other non-employee Board members either formally or informally. For purposes of this charter, the term “executive officers” shall mean the individuals designated as executive officers pursuant to Section 16(b) of the Exchange Act, and any employee of the Company whose annual compensation (excluding equity-based compensation) exceeds (or is proposed to exceed) $1 million per year.

B.            Employee Compensation

In consultation with senior management, the Committee shall also establish, review, and evaluate the long-term strategy of employee compensation and the forms of equity, incentive and other compensation paid by the Company.

C.            Chief Executive Officer

The Committee shall review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO, in light of those goals and objectives, at least annually and determine the compensation level of the CEO based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to executives in similar positions at comparable companies and the awards given to the CEO in past years, as well as such other factors as the Committee deems appropriate.

D.            Director Compensation

The Committee shall review at least annually the compensation payable to the Company’s directors and shall recommend modifications to the Board.

E.            Succession Planning

The Committee may develop and recommend to the Board for approval a CEO succession plan (the “Succession Plan”), review the Succession Plan periodically, develop and evaluate potential candidates for executive positions and recommend to the Board any changes to, and any candidates for succession under, the Succession Plan

F.            Administer Equity Compensation Plans

The Committee shall exercise all authority of the Board under all of the Company’s long-term incentive or equity compensation plans, programs and arrangements (the “Plans”) and administer the Plans in accordance with their terms. Such authority shall include without limitation: (i) participating in the establishment of grant guidelines and general size of overall grants, (ii) selecting participants in the Plans, (iii) interpreting and making all factual determinations regarding the Plans, (iv) approving awards under the Plans and (v) determining rules, regulations and guidelines relating to the Plans as the Committee may deem necessary or proper.

G.            Employment and Severance Arrangements

The Committee shall review and approve all new and amended employment, consulting, retirement, severance, change-in-control, and similar plans, programs, agreements and arrangements applicable to any current or former executive officers.

Compensation Committee Charter

H.            Tax Compliance

The Committee shall oversee the Company’s policies on structuring compensation programs for executive officers to determine tax deductibility and determine whether to seek to maintain tax deductibility. To the extent that the Company provides for performance-based compensation subject to the requirements of Section 162(m), the Compensation Committee (or, to the extent necessary, a subcommittee thereof comprised of solely of two or more “outside directors” (as defined in Section 162(m)) then serving on the Committee) shall establish and certify the attainment of performance goals as contemplated in, and as required by, Section 162(m).

I.          Risk Assessment

The Committee shall review at least annually the potential risk to the Company from its compensation programs and policies, including any incentive plans, evaluate compensation policies and practices that could mitigate any such risk, and determine if disclosure regarding potential material compensation-related risk is necessary in the Company’s proxy statement for its annual meeting of stockholders.

J.            Proxy Disclosure

The Committee shall review and discuss with management the compensation-related disclosure included in the Company’s proxy statement and annual report in Form 10-K including without limitation, the “Compensation Discussion and Analysis” (the “CD&A”). Based on such review and discussion, the Committee shall make a recommendation to the Board as to whether the CD&A should be included in the Company’s annual report on Form 10-K and, as applicable, the Company’s proxy statement. The Committee shall produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable laws. In addition, the Committee shall review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company's proxy statement.

K.            Stockholder Approvals

The Committee shall oversee the Company’s submissions to stockholders on matters relating to executive compensation, including advisory votes on executive compensation and the frequency of such votes and approval of compensatory plans and any amendments to such plans. In conjunction with the Nominating and Corporate Governance Committee of the Board, the Committee shall determine the appropriate engagement with stockholder groups and proxy advisory firms on matters relating to executive compensation.

L.            Delegation

The Committee shall have the power to delegate its authority and duties to subcommittees, individual Committee members, or management, as it deems appropriate in accordance with applicable laws, rules and regulations, provided that no subcommittee shall consist of fewer than two members.

V.            Committee Evaluations; Charter Review

At least annually, the Committee shall conduct, and review with the Board, an evaluation of its performance. The Committee may conduct this performance evaluation in such manner as the Committee, in its business judgment, deems appropriate.

At least annually, the Committee shall review and assess the adequacy of this Charter recommend any proposed changes to the Board for approval.

VI.            Investigations and Studies; Outside Advisors

The Committee shall have the resources and authority to appropriately discharge its duties and responsibilities without seeking approval of the Board or management. In particular, the Committee may:

Compensation Committee Charter

A.	conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and

B.	retain, at the Company’s expense, independent counsel or other consultants or advisers as it deems appropriate, including compensation consultants to advise the Committee with respect to amounts or forms of director compensation and benefits and the Company employee and executive compensation and benefits; provided that prior to selecting or receiving advice from such counsel, consultant or adviser, other than in-house counsel, the Committee shall take into consideration the independence factors specified in NASDAQ Stock Market Rule 5605(d)(3)(D).

Without limiting the generality of the foregoing, the Committee shall have the sole authority to retain or terminate any compensation consultant to the Committee, including the sole authority to approve or disapprove the fees sought by  such consultant (such fees to be borne by  the Company) and other retention terms.

* * * * *

If any term of this Charter conflicts with any term of the Articles of Incorporation or the Bylaws, the terms of the Articles of Incorporation or the Bylaws, as the case may be, shall control.

Compensation Committee Charter

Appendix C

As adopted by the Board of Directors October 3, 2012
Revised April 30, 2013 and May 6, 2014

RLJ Entertainment, Inc.
Nominating and Corporate Governance Committee Charter

I.	Purpose

The Nominating and Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of RLJ Entertainment, Inc. (together with its subsidiaries, the “Company”) to (1) identify and to recommend to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (2) advise the Board with respect to the Board composition, committees and procedures; (3) oversee the evaluation of the Board; and (4) develop and maintain the Company’s corporate governance policies. Such activities shall be conducted in a manner consistent with the Company’s Amended and Restated Articles of Incorporation and Amended and Bylaws (respectively, the “Articles of Incorporation” and the “Bylaws”), each as amended from time to time.

II.	Committee Membership

The Committee members shall be appointed by, and shall serve at the discretion of, the Board. The Committee shall consist of no fewer than two members of the Board. The Board may designate one member of the Committee as its chairperson. The Committee, in its sole discretion, may form and delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees when appropriate. Members of the Committee shall be affirmatively determined by the Board to be “independent” in accordance with NASDAQ Stock Market Rule 5605(e). Notwithstanding the foregoing, except as otherwise required by law, the failure to meet these qualification requirements shall not invalidate decisions made or actions taken by the Committee.

The members of the Committee shall serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause.

III.	Committee Meetings and Procedures

The Committee shall meet as often as it determines is necessary to carry out its authority and responsibilities, but in any event no less than four times per year.

The chairperson of the Committee shall, in consultation with the other Committee members and members of management, be responsible for calling meetings of the Committee, establishing meeting agendas and supervising the meetings. Any Committee member may, by written request, call a meeting of the Committee at any time. Additionally, any Committee member may submit items to be included in the agenda for, and may raise subjects that are not on the agenda at, any meeting. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee, in its discretion, may ask members of management or others to attend and participate in its meetings.

The Committee shall maintain minutes of its meetings and records relating to those meetings and shall report regularly to the Board on its activities, as appropriate.

IV.	Committee Authority and Responsibilities

A.            Board Candidates and Nominees

The Committee shall have the following authority and responsibilities with respect to Board candidates and nominees:

1.	To assist in identifying and recruiting director nominees for election by the stockholders or appointment by the Board, as the case may, including persons suggested by stockholders or others.

2.	To review the background and qualifications of individuals being considered as director candidates. Among the qualifications considered in the selection of candidates, the Committee shall look at the following attributes and criteria of candidates: experience, knowledge, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, independence and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board.

3.	To select and approve the nominees for director to be submitted to a stockholder vote at the annual meeting of stockholders.

4.	To review the suitability for continued service as a director of each Board member (A) at the time of annual nomination for reelection and (B) in the event that (i) an employee director’s employment with the Company is terminated for any reason, (ii) a non-employee director changes his or her primary job responsibility in effect at the time such director was most recently elected to the Board or (iii) other change in status that makes termination of service desirable or in the best interest of the Company.

5.	To evaluate and approve, in accordance with Company policy, requests from directors, including those who are also members of management, who seek board memberships at other publicly held companies (other than subsidiaries, controlled affiliated, private companies, or non-profit organizations).

The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected or appointed, then the nomination or appointment of such directors shall be governed by such requirements.

B.            Board Composition and Procedures

The Committee shall have the following authority and responsibilities with respect to the composition and procedures of the Board as a whole:

1.	To evaluate periodically the size of the Board and recommend to the Board any appropriate increase or decrease.

2.	To review at least annually with the Board the composition of the Board as a whole and to recommend, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, skills and expertise, contains at least the minimum number of independent directors required by the rules of The NASDAQ Stock Market LLC and otherwise complies with any applicable requirements that deems necessary or appropriate.

3.	To make recommendations concerning any other aspect of these procedures.

C.            Board Committees

The Committee shall have the following authority and responsibilities with respect to the committee structure of the Board:

1.	To make recommendations to the Board regarding the size and composition of each standing committee of the Board, including the identification of individuals qualified to serve as members of a committee, including the Committee, and to recommend individual directors to fill any vacancy that might occur on a committee, including the Committee.

2.	To review periodically committee assignments and report any recommendations to the Board.

Nominating & Governance Committee Charter

3.	To recommend that the Board establish committees as desirable or necessary in order to address ethical, legal or other matters. The Committee’s power to make such a recommendation under this Charter shall be without prejudice to the right of any other committee of the Board, or any individual director, to make such a recommendation at any time.

D.        Corporate Governance

The Committee shall have the following authority and responsibilities with respect to corporate governance:

1.	To develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, to review these principles at least once a year and to recommend any changes to the Board, and to oversee the Company's corporate governance practices, including reviewing and recommending to the Board for approval any changes to the other documents and policies in the Company's corporate governance framework, including the Articles of Incorporation and Bylaws.

2.	To develop and recommend to the Board for approval a Company policy on approval of related party transactions and to review and approve any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K).

3.	To develop and recommend to the Board for approval standards for determining whether a director has a relationship with the Company that would impair his or her independence.

4.	To review and discuss with management the disclosure regarding the operations of the Committee and director independence, and to recommend that this disclosure be, included in the Company's proxy statement or annual report on Form 10-K, as applicable.

5.	To monitor compliance with the Company’s Code of Ethics and Business Conduct (the “Code”), and to investigate any alleged breach or violation of the Code and to enforce the provisions of the Code.

6.	To review and resolve potential conflicts of interest involving directors and senior executives.

7.	To consider any other corporate governance issues that arise and to develop appropriate recommendations for the Board.

E.            Evaluation of the Board

The Committee shall have the following authority and responsibilities with respect to evaluation of the Board:

1.	To oversee the evaluation of the Board as a whole.

2.	To receive comments from all directors and evaluate and report at least annually to the Board on the performance and effectiveness of the Board, to be discussed with the full Board following the end of each fiscal year.

3.	To prepare, for the Board’s review and approval, Board and director assessment methods and criteria, taking the Chief Executive Officer’s, Chairman’s and Co-Chairman’s views into consideration.

F.            Evaluate Stockholders’ Nominees

The Committee shall review the qualifications of, and make recommendations to the Board regarding independent director candidates submitted to the Company by stockholders, and review and evaluate any stockholder proposals relating to the nomination by stockholders of any candidates to the Board or the right of any stockholder to do so.

Nominating & Governance Committee Charter

G.            Stockholder Approvals

The Committee shall determine the appropriate engagement with stockholder groups and proxy advisory firms on the Company’s submissions to stockholders. In the case of matters relating to executive compensation, this shall be done in conjunction with the Compensation Committee of the Board.

H.            Perform Additional Duties

The Committee shall perform such additional activities, and consider such other matters, within the scope of its responsibilities as the Committee or the Board deems necessary or appropriate.

V.            Committee Evaluations; Charter Review

At least annually, the Committee shall conduct, and review with the Board, an evaluation of its performance. The Committee may conduct this performance evaluation in such manner as the Committee, in its business judgment, deems appropriate.

At least annually, the Committee shall review and assess the adequacy of this Charter recommend any proposed changes to the Board for approval.

VI.            Investigations and Studies; Outside Advisors

The Committee shall have the resources and authority to appropriately discharge its duties and responsibilities without seeking approval of the Board or management. In particular, the Committee may:

A.	conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and

B.	retain, at the Company’s expense, independent counsel or other consultants or advisors as it deems appropriate.

Without limiting the generality of the foregoing, the Committee shall have the sole authority to retain, set the compensation for, oversee the work of, and terminate any search firm used to identify director candidates, including the sole authority to approve or disapprove fees sought by such search firm (such fees to be borne by the Company) and other retention terms.

* * * * *

If any term of this Charter conflicts with any term of the Articles of Incorporation or the Bylaws, the terms of the Articles of Incorporation or the Bylaws, as the case may be, shall control.

Nominating & Governance Committee Charter

RLJ ENTERTAINMENT, INC. C/O INVESTOR RELATIONS 8515 GEORGIA AVENUE, SUITE 650 SILVER SPRING, MARYLAND 20910
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

RLJ ENTERTAINMENT, INC.

Stockholder Proposals [PRELIMINARY COPY]

1.			Elect three Class I directors nominated by the Board of Directors, each for a three-year term (Proposal 1).	For all nominees listed below (except as indicated) ☐	Withhold authority to vote for all nominees ☐

Nominees:
01 Lisa Wardell (3-year term)
02 Andor (Andy) M. Laszlo (3-year term)
03 Scott Royster (3-year term)
(Instruction: To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) below.)

_________________________________________

2.			Vote on an advisory basis on the compensation of the named executive officers as disclosed in the accompanying proxy statement (Proposal 2).	For ☐	Against ☐	Abstain ☐

3.			Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 (Proposal 3).	For ☐	Against ☐	Abstain ☐

4. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any matters incident to the conduct of the Meeting.

Please date this Proxy and sign exactly as your name appears hereon.  If shares are jointly held, this Proxy should be signed by each joint owner. Executors, administrators, guardians or others signing in a fiduciary capacity should state their full titles.  A Proxy executed by a corporation should be signed in its name by its president or other authorized officer.  A Proxy executed by a partnership should be signed in its name by an authorized person.

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Signature	Date			Signature (Joint Owners)		Date

RLJ ENTERTAINMENT, INC.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders

August 5, 2014

The undersigned appoints Miguel Penella, H. Van Sinclair and Lisa Wardell, and each of them, proxies (each with full power of substitution) to represent the undersigned at the RLJ Entertainment, Inc. Annual Meeting of Stockholders to be held on August 5, 2014, and any adjournments or postponements thereof and to vote the shares of the Company’s common stock held of record by the undersigned on June 16, 2014 as directed on the reverse side.

The shares represented by this Proxy will be voted as directed on the reverse side. If no direction is indicated, the shares represented by this Proxy will be voted FOR the election of directors in Proposal 1, FOR approval of the compensation of the named executive officers in Proposal 2, and FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014 in Proposal 3. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated June 17, 2014.

PLEASE PROMPTLY COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

PLEASE SIGN ON REVERSE SIDE